SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2007

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STANDARD MANAGEMENT CORPORATION

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(Exact Name of Registrant as Specified in its Charter)

Indiana                                                        0-20882                                                          35-1773567

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(State or other jurisdiction                   (Commission File Number)                              (IRS Employer

  of incorporation)                                                                                                      Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana

46280

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(Address of principal executive offices)                                                                                 (Zip Code)

Registrant's telephone number, including area code                     (317) 574-6200

Not Applicable

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 — Entry into a Material Definitive Agreement.

On November 16, 2007, the Registrant entered into a Stock and Real Estate Purchase Agreement with Mr. Sam Schmidt. Mr. Schmidt is one of the Registrant’s directors and is its largest shareholder. Mr. Ronald D. Hunter, the Registrant’s Chairman, President and Chief Executive Officer, is also a party to the agreement for the limited purpose of the voting agreement described below.

Pursuant to the agreement, the Registrant will sell to Mr. Schmidt or his designee all of the outstanding capital stock of the Registrant’s Precision Healthcare, Inc., subsidiary, and certain unimproved real estate located in Monroe County, Indiana. Precision Healthcare owns substantially all of the Registrant’s operating assets.

In consideration for the transfer of Precision and the real estate, Mr. Schmidt has agreed to cancel the indebtedness owed to him by the Registrant on a promissory note due May 1, 2008. The outstanding principal amount of the note is $2,500,000. The note bears interest at a rate of 10% per annum. At November 16, 2007, the accrued but unpaid interest on the note amounted to approximately $149,863.  Mr. Schmidt also agreed to release a security interest on all of the personal property of the Registrant that secured the Registrant’s obligations on the note.

The agreement contains certain customary representations and warranties, covenants regarding the conduct of Precision’s business pending closing of the sale, and closing conditions. In addition, the obligation of Mr. Schmidt to close is conditioned upon approval of the sale of Precision and the real estate by the Registrant’s shareholders. The Registrant has agreed to call a meeting of its shareholders to vote on approval of the sale.

Each of Mr. Schmidt and Mr. Hunter has agreed to vote the shares of the Registrant for which he has voting power in favor of the sale of Precision and the real estate to Mr. Schmidt. Mr. Schmidt and Mr. Hunter have or share voting power over shares of the Registrant having an aggregate of approximately 50.9% of the voting power of the outstanding shares of the Registrant.

The agreement also required the Registrant to deliver to Mr. Schmidt an irrevocable proxy to vote all of the outstanding shares of Precision at the signing of the agreement. On November 16, all of the directors of Precision resigned and Mr. Schmidt was elected as the sole director of Precision.

 Item 9.01 — Financial Statements and Exhibits.

     (d)     The following exhibit is furnished as a part of this Report:

2

Stock and Real Estate Purchase Agreement dated November 16, 2007 among Sam Schmidt, Standard Management Corporation, U.S. Health Services Corporation and Standard Development, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By: /s/Ronald D. Hunter
Name: Ronald D. Hunter
Title: Chairman, President and Chief Executive Officer

Dated:

November 20, 2007